Exhibit 99.(h)(5)(i)


                          EXPENSE LIMITATION AGREEMENT

                          AS AMENDED FEBRUARY 28, 2007

                               HSBC INVESTOR FUNDS

     EXPENSE LIMITATION AGREEMENT, effective as of February 28, 2007 by and between HSBC Investments (USA) Inc. (the "Investment Manager") and the HSBC Investor Funds (the "Trust"), on behalf of each series of the Trust set forth in Schedule A (each a "Fund," and collectively, the "Funds").

     WHEREAS, the Trust is a Massachusetts Business Trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust; and

     WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement (the "Management Agreements"), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

     WHEREAS,  the  Funds  may,  from  time to time,  invest  in  affiliated  or unaffiliated money market funds or other investment companies such as exchange-traded funds (ETFs) and the LifeLine Funds of the Trust(1) may invest in other Funds of the Trust, such underlying investments collectively referred to herein as "Acquired Funds"; and

     WHEREAS, the Trust and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject;

     NOW THEREFORE, the parties hereto agree as follows:

1. EXPENSE LIMITATION.

     1.1. APPLICABLE EXPENSE LIMIT. To the extent that the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act ("Fund Operating Expenses"), but excluding interest, taxes, brokerage commissions, Acquired Fund fees and expenses, extraordinary expenses such as litigation, and other expenses not incurred in the ordinary course of such Fund's business, exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

----------
(1) The LifeLine Funds of the Trust include the HSBC Investor Aggressive Growth Strategy Fund, the HSBC Investor Growth Strategy Fund, the HSBC Investor
     Moderate Growth Strategy Fund, the HSBC Investor Conservative Growth Strategy Fund and the HSBC Investor Conservative Income Strategy Fund.

     1.2. OPERATING EXPENSE LIMIT. The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.

     1.3. DURATION OF OPERATING EXPENSE LIMIT. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule B. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund without the consent of the Trust by delivering a revised Schedule B to the Trust reflecting such extension. Such an extension must continue at the same Operating Expense Limit amount specified on SCHEDULE A.

     1.4. METHOD OF COMPUTATION. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be estimated and accrued. Each day, the Fund shall also calculate a year-to-date Operating Expense Limit Amount, based on each Fund's year to date average net assets and its Annual Expense Limit. If the total year to date expenses exceed the year to date Operating Expense Limit Amount, the Fund shall record a receivable from the Investment Manager in an amount equal to the year to date Excess Amount less any such receivables previously recorded for the fiscal period. Shortly after the end of each month, the Fund shall deliver to the Investment Manager a statement indicating the Excess Amount owed to the Fund for the month and the Investment Manager will remit to the Fund an amount that, together with any waived or reduced investment management fee, is sufficient to pay that monthly Excess Amount.

     1.5. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount.

2. REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

     2.1. REIMBURSEMENT. If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of such Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Fund pursuant to Section 1 hereof (the "Reimbursement Amount") during any of the previous thirty-six (36) months, to the extent that the Fund's annualized Operating Expenses plus the amount so reimbursed equals, for such day, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

     2.2. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. TERM AND TERMINATION OF AGREEMENT.

     This Agreement shall terminate upon termination of the Investment Management Agreement, or it may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business.

4.   MISCELLANEOUS.

     4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

     4.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                  HSBC INVESTOR FUNDS
                                  ON BEHALF OF
                                  EACH OF ITS SERIES SET FORTH IN SCHEDULE A


                                  By:      /S/ ELBA VASQUEZ
                                     ---------------------------------
                                       Name:  Elba Vasquez
                                       Title: Vice President

                           HSBC INVESTMENTS (USA) INC.

                                  By:      /S/ RICHARD FABIETTI
                                     ---------------------------------
                                       Name: Richard Fabietti
                                       Title: Senior Vice President

                                   SCHEDULE A

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

                                                                               Maximum Operating
                                                                                 Expense Limit
                                                                              (as a percentage of
                  NAME OF FUND                                                average net assets)
                  ------------                                                -------------------


         HSBC Investor Core Plus Fixed Income Fund                          Class A Shares:  0.70%
                                                                            Class B Shares:  1.45%
                                                                            Class C Shares:  1.45%
                                                                            Class I Shares:  0.45%

         HSBC Investor High Yield Fixed Income Fund                         Class A Shares:  0.80%
                                                                            Class B Shares:  1.55%
                                                                            Class C Shares:  1.55%
                                                                            Class I Shares:  0.55%

         HSBC Investor Short Duration Fixed Income Fund                     Class A Shares:  0.65%
                                                                            Class B Shares:  1.40%
                                                                            Class C Shares:  1.40%
                                                                            Class I Shares:  0.40%

         HSBC Investor Intermediate Duration Fund                           Class A Shares:  0.65%
                                                                            Class B Shares:  1.40%
                                                                            Class C Shares:  1.40%
                                                                            Class I Shares:  0.40%

         HSBC Investor Core Fixed Income Fund                               Class A Shares:  0.65%
                                                                            Class B Shares:  1.40%
                                                                            Class C Shares:  1.40%
                                                                            Class I Shares:  0.40%

         HSBC Investor Growth Fund                                          Class A Shares:  1.20%
                                                                            Class B Shares:  1.95%
                                                                            Class C Shares:  1.95%
                                                                            Class I Shares:  0.95%

         HSBC  Investor Growth and Income Fund                              Class A Shares:  1.20%
                                                                            Class B Shares:  1.95%
                                                                            Class C Shares:  1.95%
                                                                            Class I Shares:  0.95%

         HSBC Investor Mid-Cap Fund                                         Class A Shares:  1.35%
                                                                            Class B Shares:  2.10%

                                                                            Class C Shares:  2.10%
                                                                            Class I Shares:  1.10%

         HSBC Investor Overseas Equity Fund                                 Class A Shares:  1.85%
                                                                            Class B Shares:  2.60%
                                                                            Class C Shares:  2.60%

         HSBC Investor Opportunity Fund                                     Class A Shares:  1.65%
                                                                            Class B Shares:  2.40%
                                                                            Class C Shares:  2.40%

         HSBC Investor Value Fund                                           Class A Shares:  1.20%
                                                                            Class B Shares:  1.95%
                                                                            Class C Shares:  1.95%
                                                                            Class I Shares:  0.95%

         HSBC Investor Money Market Fund                                    Class I Shares:  0.20%

         HSBC Investor Cash Management Fund                                 Class A Shares:  0.70%
                                                                            Class B Shares:  1.30%
                                                                            Class C Shares:  1.30%
                                                                            Class D Shares:  0.55%
                                                                            Class I Shares:  0.20%
                                                                            Class Y Shares:  0.30%

         HSBC Investor U.S. Government Money Market Fund                    Class I Shares:  0.20%

         HSBC Investor U.S. Treasury Money Market Fund                      Class I Shares:  0.20%


         HSBC Investor California Tax-Free Money Market Fund                Class A Shares:  0.80%
                                                                            Class B Shares:  1.40%
                                                                            Class C Shares:  1.40%
                                                                            Class D Shares:  0.65%
                                                                            Class Y Shares:  0.40%

         HSBC Investor Aggressive Growth Strategy Fund                      Class A Shares:  1.50%
                                                                            Class B Shares:  2.25%
                                                                            Class C Shares:  2.25%
                                                                            Class R Shares:  2.00%

         HSBC Investor Growth Strategy Fund                                 Class A Shares:  1.50%
                                                                            Class B Shares:  2.25%
                                                                            Class C Shares:  2.25%
                                                                            Class R Shares:  2.00%

         HSBC Investor Moderate Growth Strategy Fund                        Class A Shares:  1.50%
                                                                            Class B Shares:  2.25%

                                                                            Class C Shares:  2.25%
                                                                            Class R Shares:  2.00%

         HSBC Investor Conservative Growth Strategy Fund                    Class A Shares:  1.50%
                                                                            Class B Shares:  2.25%
                                                                            Class C Shares:  2.25%
                                                                            Class R Shares:  2.00%

         HSBC Investor Conservative Income Strategy Fund                    Class A Shares:  1.50%
                                                                            Class B Shares:  2.25%
                                                                            Class C Shares:  2.25%
                                                                            Class R Shares:  2.00%

         HSBC Investor Global Emerging Markets Fixed Income Fund            Class A Shares:  1.10%
                                                                            Class I Shares:  0.85%

         HSBC Investor Global Fixed Income Fund (U.S. Dollar Hedged)        Class A Shares:  1.00%
                                                                            Class I Shares:  0.75%

         HSBC Investor Global Fixed Income Fund                             Class A Shares:  1.00%
                                                                            Class I Shares:  0.75%

         HSBC Investor Principal Guaranteed Fund 2012                       Class A Shares (DURING THE
                                                                            OFFERING PERIOD) 0.75%

         HSBC Investor Principal Guaranteed Fund 2012                       Class A Shares (DURING THE
                                                                            GUARANTEE PERIOD) 2.05%

                                   SCHEDULE B
                      DURATION OF OPERATING EXPENSE LIMITS

The duration of each Operating Expense Limit shall be as follows:

                                                                                 Date on Which
                                                                               Operating Expense
         NAME OF FUND                                                           LIMIT TERMINATES
         ------------                                                           ----------------

         HSBC Investor Core Plus Fixed Income Fund                                March 1, 2008
         HSBC Investor High Yield Fixed Income Fund                               March 1, 2008
         HSBC Investor Short Duration Fixed Income Fund                           March 1, 2008
         HSBC Investor Intermediate Duration Fund                                 March 1, 2008
         HSBC Investor Core Fixed Income Fund                                     March 1, 2008
         HSBC Investor Growth Fund                                                March 1, 2008
         HSBC Investor Growth and Income Fund                                     March 1, 2008
         HSBC Investor Mid-Cap Fund                                               March 1, 2008
         HSBC Investor Overseas Equity Fund                                       March 1, 2008
         HSBC Investor Opportunity Fund                                           March 1, 2008
         HSBC Investor Value Fund                                                 March 1, 2008
         HSBC Investor Money Market Fund                                          March 1, 2008
         HSBC Investor Cash Management Fund                                       March 1, 2008
         HSBC Investor U.S. Government Money Market Fund                          March 1, 2008
         HSBC Investor U.S. Treasury Money Market Fund                            March 1, 2008
         HSBC Investor California Tax-Free Money Market Fund                      March 1, 2008
         HSBC Investor Aggressive Growth Strategy Fund                            March 1, 2008
         HSBC Investor Growth Strategy Fund                                       March 1, 2008
         HSBC Investor Moderate Growth Strategy Fund                              March 1, 2008
         HSBC Investor Conservative Growth Strategy Fund                          March 1, 2008
         HSBC Investor Conservative Income Strategy Fund                          March 1, 2008
         HSBC Investor Global Emerging Markets Fixed Income Fund                  March 1, 2008
         HSBC Investor Global Fixed Income Fund (U.S. Dollar Hedged)              March 1, 2008
         HSBC Investor Global Fixed Income Fund                                   March 1, 2008
         HSBC Investor Principal Guaranteed Fund 2012                             March 1, 2008